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                                                                 EXHIBIT 10.8

                             MANAGEMENT BONUS PLAN


                 The Company desires to compensate its senior executive officers at a level equal to the top quartile of the comparison companies reviewed by the Compensation Committee. It is the belief of the Compensation Committee that it is necessary to so compensate such senior executives in order to reward them for exceptional performance in the past and in order to encourage them to continue such performance in the future and to discourage them from leaving the Company for higher compensation elsewhere.

                 Based upon the a consultant's study prepared at the request of the Compensation Committee and the desire of the Committee to compensate the Company's senior executive officers in keeping with the foregoing goals, the Committee and the Board of Directors of the Company has established the following Company performance levels for purposes of determining annual bonus payments for fiscal year 1997. The Committee unanimously approved the establishment of four levels of Company performance based on percentage increases in net income over fiscal year 1996 results, as follows:

            Level I            8% increase over 1996 net income
            Level II          14% increase over 1996 net income
            Level III         18% increase over 1996 net income
            Level IV          24% increase over 1996 net income

                 The Committee and the Board of Directors has established for fiscal year 1997 the following bonus amounts (computed as a percentage of base salary):

        Mr. Smith                            Level I          -       22.5%
                                             Level II         -       45%
                                             Level III        -       67.5%
                                             Level IV         -       90%

        Mr. Sigler                           Level I          -       20%
                                             Level II         -       40%
                                             Level III        -       60%
                                             Level IV         -       80%

        Messrs. Johnson and Kellett          Level I          -       17.5%
                                             Level II         -       35%
                                             Level III        -       52.5%
                                             Level IV         -       70%
